UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 11, 2019

The Medicines Company

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31191	04-3324394
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Sylvan Way Parsippany, New Jersey	07054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 290-6000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On January 11, 2019, The Medicines Company (the “Company”) completed the sale of an additional $9.5 million in aggregate principal amount of its 3.50% convertible senior notes due 2024 (the “notes”) in respect of the Company’s previously announced private offering of notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, pursuant to the exercise of the initial purchaser’s remaining option to purchase additional notes to cover over-allotments. The additional notes have the same terms in all respects as the sale of $150.0 million in aggregate principal amount of notes completed by the Company on December 18, 2018 and the sale of $13.0 million in aggregate principal amount of notes completed on December 28, 2018 in partial exercise of the initial purchaser’s option to purchase notes to cover over-allotments. The over-allotment option has been exercised in full and the Company has issued a total of $172.5 million aggregate principal amount of notes pursuant to the offering (inclusive of the full exercise of the over-allotment option).

The net proceeds from the sale of the additional notes were approximately $9.2 million, after deducting the initial purchaser’s discount and estimated fees and expenses. The Company expects to use the net proceeds from the sale of the additional notes to fund the Company’s development of inclisiran and for general corporate purposes.

Safe Harbor

Statements contained in this Form 8-K about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes,” “anticipates” and “expects” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include the anticipated use of the proceeds of the offering, and such other factors as are set forth in the risk factors detailed from time to time in the Company’s periodic and other reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company’s Current Report on Form 8-K filed on December 12, 2018, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2019

THE MEDICINES COMPANY

	By:	/s/ Stephen M. Rodin
		Name:	Stephen M. Rodin
		Title:	Executive Vice President and General Counsel